CONFIRMATION OF PURCHASE

March 10, 2006

Genta Incorporated
Two Connell Drive
Berkeley Heights, New Jersey 07922

Re:	Subscription Agreement, dated March 6, 2006 (the “Subscription Agreement”), between the undersigned (the “Investor”) and Genta Incorporated, a Delaware corporation (the “Company”)

Ladies and Gentlemen:

This letter is to confirm the undersigned Investor’s agreement with the Company as follows (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Subscription Agreement):

1.	The Investor entered into the Subscription Agreement pursuant to which, subject to the satisfaction of certain closing conditions by the Company, the Investor agreed to purchase from the Company, and the Company agreed to issue and sell to the Investor, the Shares of Common Stock set forth in the Subscription Agreement for the aggregate purchase price set forth therein.

2.	The Closing Date for the sale of the Shares had been scheduled for Friday, March 10, 2006; however, the Company now desires to reschedule the Closing Date to Monday, March 13, 2006.

3.	The Investor acknowledges that it has received a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed on March 10, 2006, which contains new, additional or changed information the Investor may deem relevant in making its investment decision, and confirms that it has had an opportunity to review such Annual Report, including the risk factors set forth therein.

4.	The Company has agreed that the Investor may, in its discretion, terminate its commitment under the Subscription Agreement and not proceed with the Offering and the purchase of the Shares. The Investor agrees that it has reconsidered its purchase commitment pursuant to the Subscription Agreement based on its review of the Annual Report, and has elected to take the action indicated below.

5.	By initialing the appropriate box below, the Investor hereby elects as follows:

The Investor agrees to proceed with the Offering and purchase of the Shares on March 13, 2006 in accordance with all the other terms set forth in the Subscription Agreement	The Investor does not agree to proceed with the Offering and terminates the Subscription Agreement

☐	☐
6.	The Investor understands and agrees that Cowen & Co, LLC and Rodman & Renshaw, LLC, the Placement Agents for the Offering, and the Company will be relying upon this Confirmation in proceeding with the Closing.

The undersigned Investor and Genta Incorporated have executed this Confirmation of Purchase.

GENTA INCORPORATED
____________________________________
INVESTOR

By:___________________________	By: _________________________________
Name:_________________________	Print Name:___________________________
Title:__________________________	Title:________________________________
Address:_____________________________
_____________________________
Date: March __, 2006